Exhibit 99.1

NETSOL Technologies Announces its Fiscal 2025 Fourth Quarter and Full-Year Results

■	FY’25 Total Revenue Increased 8% to $66 million

■	18% increase in Subscription and Support revenues to $32.9 million in FY’25

■	Q4’ 25 Gross Margins of 56.2% increased from 51.5% in Q4’ 24; FY’ 25 Gross Margins of 49.3% increased from 47.7% in FY’24

■	FY’25 Operating Income of $3.5 million

■	$0.25 earnings per share in FY’25 compared with $0.06 in FY’ 24

ENCINO, Calif., Sept. 29, 2025 (GLOBE NEWSWIRE) — NETSOL Technologies, Inc. (Nasdaq: NTWK), a provider of AI-powered solutions and services enabling OEMs, dealerships and financial institutions to sell, finance and lease assets, reported results for the fourth quarter and full fiscal year ended June 30, 2025.

Najeeb Ghauri, Founder and Chief Executive Officer of NETSOL Technologies Inc., commented:

“This past fiscal year marked a period of meaningful progress and resilience for our company. We continued to strengthen our core SaaS and services businesses, expanded key customer relationships and remained focused on delivering long-term value. We made important strides operationally and strategically that position us well for the future. As we look ahead, we remain committed to driving innovation, enhancing customer satisfaction and improving profitability across all areas of the business.”

Fiscal Fourth Quarter 2025 Financial Results

Total net revenues for the fourth quarter of fiscal 2025 increased 11.9% to $18.4 million, compared with $16.4 million in the prior year period. On a constant currency basis, total net revenues were $18.2 million.

■	License fees were $0.5 million compared with $0.6 million in the prior year period. License fees on a constant currency basis were $0.5 million.

■	Total subscription (SaaS and Cloud) and support revenues increased 9.9% to $8.2 million compared with $7.5 million in the prior year period. Total subscription and support revenues on a constant currency basis were $8.1 million.

■	Total services revenues were $9.7 million, compared with $8.4 million in the prior year period. Total services revenues on a constant currency basis were $9.5 million.

Gross profit for the fourth quarter of fiscal 2025 was $10.3 million or 56% of net revenues, compared to $8.5 million or 52% of net revenues in the fourth quarter of fiscal 2024. On a constant currency basis, gross profit for the fourth quarter of fiscal 2025 was $10.1 million or 56% of net revenues as measured on a constant currency basis.

Operating expenses for the fourth quarter of fiscal 2025 were $7.2 million or 39% of sales compared to $7.7 million or 47% of sales for the fourth quarter of fiscal 2024. On a constant currency basis, operating expenses for the fourth quarter of fiscal 2025 were $7.6 million or 42% of sales on a constant currency basis.

Income from operations for the fourth quarter of fiscal 2025 was $3.2 million compared to $0.8 million in the fourth quarter of fiscal 2024.

GAAP net profit attributable to NETSOL for the fourth quarter of fiscal 2025 totaled $2.6 million or $0.22 per diluted share, compared with a GAAP net loss of $0.08 million or $0.01 per diluted share in the fourth quarter of fiscal 2024.

Non-GAAP EBITDA for the fourth quarter of fiscal 2025 was $4.7 million or $0.40 per diluted share, compared with a non-GAAP EBITDA of $1.2 million or $0.11 per diluted share in the fourth quarter of fiscal 2024 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Non-GAAP adjusted EBITDA for the fourth quarter of fiscal 2025 was $3.5 million or $0.30 per diluted share, compared with a non-GAAP adjusted EBITDA of $0.7 million or $0.06 per diluted share in the prior year period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Full Fiscal Year Ended June 30, 2025 Financial Results

Total net revenues for the full fiscal year ended June 30, 2025, were $66.1 million, compared to $61.4 million in the prior year. On a constant currency basis, total net revenues were $65.6 million.

License fees were $0.6 million compared with $5.4 million in the prior year period. License fees on a constant currency basis were $0.6 million.

Total subscription (SaaS and Cloud) and support revenues for the full fiscal year ended June 30, 2025, were $32.9 million compared with $28 million in the prior year period. Total subscription and support revenues on a constant currency basis were $32.7 million.

Total services revenues were $32.6 million compared with $28 million in the prior year period, representing a 16.3% increase. Total services revenues on a constant currency basis were $32.2 million.

Gross profit for the full fiscal year ended June 30, 2025, was $32.6 million or 49.3% of net revenues, compared with $29.3 million or 47.7% of net revenues in the prior year. On a constant currency basis, gross profit for the full fiscal year ended June 30, 2025, was $32.5 million or 50% of net revenues as measured on a constant currency basis.

Operating expenses for the full fiscal year ended June 30, 2025, were $29.1 million or 44% of sales compared with $25.8 million or 42% of sales in the prior year. On a constant currency basis, operating expenses were $29.2 million or 44.6% of sales on a constant currency basis.

Income from operations for the full year ended June 30, 2025 was $3.5 million compared to $3.5 million for fiscal 2024.

GAAP net income attributable to NETSOL for the full fiscal year ended June 30, 2025, totaled $2.9 million or $0.25 per diluted share, compared with $0.7 million or $0.06 per diluted share in the prior year. Included in GAAP net income attributable to NETSOL was $1.3 million on foreign currency exchange transactions for the full fiscal year ended June 30, 2025, compared to a loss of $1.2 million in the prior year period. As most contracts are either in U.S. dollars or Euros, currency fluctuations will yield foreign currency exchange gains or losses depending on the value of other currencies compared to the U.S. dollar and the Euro.

On a constant currency basis, GAAP net income attributable to NETSOL for the full fiscal year ended June 30, 2025 totaled $2.4 million or $0.20 per diluted share.

Non-GAAP EBITDA for the full fiscal year ended June 30, 2025, was $6.5 million or $0.56 per diluted share, compared with a non-GAAP EBITDA of $4.2 million or $0.37 per diluted share in the full fiscal year ended June 30, 2024 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Non-GAAP adjusted EBITDA for the full fiscal year of 2025 was $4.7 million or $0.41 per diluted share, compared with a non-GAAP adjusted EBITDA profit of $2.7 million or $0.23 per diluted share in the prior year period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At June 30, 2025, cash and cash equivalents were $17.4 million compared to $19.1 million at June 30, 2024. Total NETSOL stockholders’ equity at June 30, 2025, was $37.8 million or $3.22 per diluted share.

Management Commentary

Najeeb Ghauri, Founder and Chief Executive Officer of NETSOL Technologies Inc., commented:

“Fiscal year 2025 was a pivotal year for NETSOL, marked by sustained growth in our services revenue, which increased by 16.3% year-over-year and continued momentum in our SaaS and cloud offerings. These results reflect the trust our global clients place in our solutions and the resilience of our business model in navigating evolving market conditions. We remain committed to executing our strategic vision – expanding our recurring revenue streams, accelerating innovation through our Transcend Platform and deepening our customer relationships. With a strong pipeline, a robust product portfolio and increasing demand across our key markets, we are confident in our ability to drive long-term value for our shareholders, clients and employees.”

Roger Almond, Chief Financial Officer of NETSOL Technologies Inc., commented:

“Our financial performance for fiscal 2025 demonstrates continued operational discipline and the effectiveness of our revenue diversification strategy. We achieved $66 million in total net revenues, up from $61.4 million in the prior year, with notable growth in services revenue. Gross profit increased to $32.6 million and we generated positive income from operations of $3.5 million. As we look ahead, we are focused on strengthening margins, investing prudently and aligning our financial strategies to support sustainable, long-term growth.”

Conference Call

The company will hold a conference call on Tuesday, September 30, 2025, at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) to discuss its financial results for the fiscal fourth quarter and full year ended June 30, 2025. Following the call, management will host a question-and-answer session.

Date: Tuesday, September 30, 2025

Time: 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time)

Participant listening: 1-877-407-0789 or 1-201-689-8562

The conference call will also be broadcast live and available for replay here (the link will be made active 15 minutes prior to scheduled start time), along with additional replay access being provided through the company information section of NETSOL’s website.

Telephone replays will be made available approximately 3 hours after conference end time.

Telephone Replay

Replay dial-In: 1-844-512-2921 or 1-412-317-6671

Replay expiration: Tuesday, October 14, 2025 at 11:59 PM ET

Access ID: 13755801

About NETSOL Technologies

NETSOL Technologies delivers state-of-the-art solutions for the asset finance and leasing industry, serving automotive and equipment OEMs, auto captives and financial institutions across over 30 countries. Since its inception in 1996, NETSOL has been at the cutting edge of technology, pioneering innovations with its asset finance solutions and leveraging advanced AI and cloud services to meet the complex needs of the global market. Renowned for its deep industry expertise, customer-centric approach and commitment to excellence, NETSOL fosters strong partnerships with its clients, ensuring their success in an ever-evolving landscape. With a rich history of innovation, ethical business practices and a focus on sustainability, NETSOL is dedicated to empowering businesses worldwide, securing its position as the trusted partner for leading firms around the globe.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

Investor Relations

(818) 222-9195

investors@netsoltech.com

NETSOL Technologies Inc. and Subsidiaries
Consolidated Balance Sheets

	As of	As of
	June 30, 2025	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$17,357,944	$19,127,165
Accounts receivable, net of allowance of $355,464 and $398,809	7,527,572	13,049,614
Revenues in excess of billings, net of allowance of $34,496 and $116,148	18,230,619	12,684,518
Other current assets	3,203,468	2,600,786
Total current assets	46,319,603	47,462,083
Revenues in excess of billings, net - long term	903,766	954,029
Property and equipment, net	5,073,372	5,106,842
Right of use assets - operating leases	809,513	1,328,624
Other assets	32,331	32,340
Goodwill	9,302,524	9,302,524
Total assets	$62,441,109	$64,186,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,010,844	$8,232,342
Current portion of loans and obligations under finance leases	8,240,061	6,276,125
Current portion of operating lease obligations	433,242	608,202
Unearned revenue	3,029,850	8,752,153
Total current liabilities	19,713,997	23,868,822
Loans and obligations under finance leases; less current maturities	134,608	95,771
Operating lease obligations; less current maturities	333,374	688,749
Total liabilities	20,181,979	24,653,342

Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 18,000,000 shares authorized;
12,700,465 shares issued and 11,761,434 outstanding as of June 30, 2025 ,
12,359,922 shares issued and 11,420,891 outstanding as of June 30, 2024	127,008	123,602
Additional paid-in-capital	129,529,901	128,783,865
Treasury stock (at cost, 939,031 shares as of June 30, 2025 and June 30, 2024)	(3,920,856)	(3,920,856)
Accumulated deficit	(41,289,080)	(44,212,313)
Other comprehensive loss	(46,613,208)	(45,935,616)
Total NetSol stockholders’ equity	37,833,765	34,838,682
Non-controlling interest	4,425,365	4,694,418
Total stockholders’ equity	42,259,130	39,533,100
Total liabilities and stockholders’ equity	$62,441,109	$64,186,442

NETSOL Technologies Inc. and Subsidiaries
Consolidated Statement of Operations

	For the Years
	Ended June 30,
	2025	2024
Net Revenues:
License fees	$598,633	$5,449,991
Subscription and support	32,934,648	27,952,768
Services	32,554,948	27,990,332
Total net revenues	66,088,229	61,393,091

Cost of revenues	33,513,697	32,108,221
Gross profit	32,574,532	29,284,870

Operating expenses:
Selling, general and administrative	27,796,936	24,388,714
Research and development cost	1,275,878	1,402,601
Total operating expenses	29,072,814	25,791,315

Income (loss) from operations	3,501,718	3,493,555

Other income and (expenses)
Interest expense	(871,355)	(1,142,166)
Interest income	1,871,040	1,911,258
Gain (loss) on foreign currency exchange transactions	1,301,613	(1,187,320)
Other income	244,241	148,120
Total other income (expenses)	2,545,539	(270,108)

Net income before income taxes	6,047,257	3,223,447
Income tax provision	(1,476,338)	(1,145,518)
Net income	4,570,919	2,077,929
Non-controlling interest	(1,647,686)	(1,394,056)
Net income attributable to NetSol	$2,923,233	$683,873

Net income per share:
Net income per common share
Basic	$0.25	$0.06
Diluted	$0.25	$0.06

Weighted average number of shares outstanding
Basic	11,576,287	11,378,595
Diluted	11,576,287	11,421,940

NETSOL Technologies Inc. and Subsidiaries
Consolidated Statement of Cash Flows

	For the Years
	Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$4,570,919	$2,077,929
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,463,783	1,721,800
Provision for bad debts	466,965	(29,134)
Gain on sale of assets	(69,355)	(101,864)
Stock based compensation	208,116	308,569
Changes in operating assets and liabilities:
Accounts receivable	5,453,186	(1,902,382)
Revenues in excess of billing	(5,207,897)	(1,205,456)
Other current assets	15,257	(216,944)
Accounts payable and accrued expenses	(197,312)	1,611,745
Unearned revenue	(6,256,395)	645,125
Net cash provided by (used in) operating activities	447,267	2,909,388

Cash flows from investing activities:
Purchases of property and equipment	(1,382,770)	(515,404)
Sales of property and equipment	116,783	223,866
Purchase of subsidiary shares	(8,878)	-
Net cash used in investing activities	(1,274,865)	(291,538)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	473,000	-
Proceeds from exercise of subsidiary options	13,728	-
Dividend paid by subsidiary to non-controlling interest	(306,799)	-
Purchase of subsidiary treasury stock	(1,503,662)	-
Proceeds from bank loans	2,920,149	756,936
Payments on finance lease obligations and loans - net	(773,535)	(517,385)
Net cash provided by financing activities	822,881	239,551
Effect of exchange rate changes	(1,764,504)	736,510
Net increase (decrease) in cash and cash equivalents	(1,769,221)	3,593,911
Cash and cash equivalents at beginning of the period	19,127,165	15,533,254
Cash and cash equivalents at end of period	$17,357,944	$19,127,165

NETSOL Technologies Inc. and Subsidiaries
Reconciliation to GAAP

	For the Years
	Ended June 30,
	2025	2024

Net Income (loss) attributable to NetSol	$2,923,233	$683,873
Non-controlling interest	1,647,686	1,394,056
Income taxes	1,476,338	1,145,518
Depreciation and amortization	1,463,783	1,721,800
Interest expense	871,355	1,142,166
Interest (income)	(1,871,040)	(1,911,258)
EBITDA	$6,511,355	$4,176,155
Add back:
Non-cash stock-based compensation	208,116	308,569
Adjusted EBITDA, gross	$6,719,471	$4,484,724
Less non-controlling interest (a)	(2,017,274)	(1,810,394)
Adjusted EBITDA, net	$4,702,197	$2,674,330

Weighted Average number of shares outstanding
Basic	11,576,287	11,378,595
Diluted	11,576,287	11,421,940

Basic adjusted EBITDA	$0.41	$0.24
Diluted adjusted EBITDA	$0.41	$0.23

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$1,647,686	$1,394,056
Income Taxes	321,973	198,923
Depreciation and amortization	358,180	440,302
Interest expense	251,658	354,624
Interest (income)	(567,285)	(590,170)
EBITDA	$2,012,212	$1,797,735
Add back:
Non-cash stock-based compensation	5,062	12,659
Adjusted EBITDA of non-controlling interest	$2,017,274	$1,810,394